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                                                                     EXHIBIT 8.1

                        LIST OF SIGNIFICANT SUBSIDIARIES

     The following table lists the Registrant's significant subsidiaries, as defined in Rule 1-02(w) of Regulation S-X, as at December 31, 2003. The table includes the legal name of the subsidiary and its jurisdiction of incorporation


     NAME

     Call Tel Corporation  (Panama)
     GFN Comunicaciones, S. A. (Dominican Republic)
     TCN Dominicana, S. A. (Dominican Republic)
     TRICOM Centroamerica, S. A. (Panama)
     TRICOM Latinoamerica, S. A. (Cayman Islands)
     TRICOM USA, Inc. (Delaware)